UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2012 (August 3, 2012)

AVRA Surgical Robotics, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-52330	32-2277305
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Stamell & Schager, LLP, 1 Liberty Plaza 35th Floor, New York, NY 10006

(Address of Principal Executive Offices)

(212) 566-4047

(Registrant’s telephone number, including area code)

RFG Acquisition II Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

AVRA Surgical Robotics, Inc. (formerly RFG Acquisition II, Inc.)(the "Company") entered into an employment agreement, dated August 2, 2012, with Stephan Sagolla (the "Employment Agreement") in connection with the Company's new business plan to commence operations in the business of designing, developing, and manufacturing surgical robotic systems.

Under the terms and conditions of the Employment Agreement, the Company agrees to employ Mr. Sagolla as the Chief Executive Officer of the Company, for a term of five (5) years unless earlier terminated pursuant to the terms therein. Mr. Sagolla will receive an annual base salary of €300,000, subject to annual review and increases by the Company's board of directors, as it deems appropriate. His base salary will be paid monthly on the last day of each month. In addition to his base salary, the Company has agreed to pay the following expenses: (i) €15,000, paid monthly at the end of each month, in full compensation for any Social Security assessments, health insurance and any analogous charges assessed based on income; (ii) €48,000, paid at the end of each calendar year, into a private pension fund for Mr. Sagolla's benefit; (iii) all leasing and operating costs arising from Mr. Sagolla's use of the Company's car; (iv) four weeks of paid vacation time per year; (v) continued base salary for up to twelve months of disability; (vi) severance pay for six months at the base salary rate, plus accrued benefits, including all vested stock options in the event that he is terminated by the Company during the first two years of his employment; (vii) executive compensation in the form of options or shares, or both, under any long-term equity compensation plan that may be adopted by the Company; and (viii) other business expenses reasonably incurred for promoting the Company's business. Upon any termination, Mr. Sagolla will be entitled to unpaid accrued salary and benefits as of the termination date. If Mr. Sagolla chooses to resign and, thus, terminate his employment with the Company, he will not own, manage or control any business that directly competes with the Company, its subsidiaries or affiliates for the two-year period thereafter; however, if the Company terminates his employment, the non-compete period will be co-extensive with the number of months for which Mr. Sagolla would be entitled to severance pay.

A form of the Employment Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.  The foregoing descriptions of the Employment Agreement do not purport to be complete and are qualified entirely by reference to the full text of the Employment Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers.

On August 3, 2012, our Board of Directors (the "Board") appointed Stephan Sagolla, age 59, to serve as the Chief Executive Officer of the Company and Bernd Gombert, age 52, to serve as the Chief Scientist and Technical Officer of the Company, effective as of August 3, 2012.

The biographies of our new officers are as follows:

Stephan Sagolla, 59, the Company’s Chief Executive Officer since August 2, 2012, served as the Global CEO of Berchtold Group, a leading supplier of operating room equipment and consulting services from April 2009 to December 2011. Between April 2005 and March 2009, Mr. Sagolla was CEO, Managing Director and Executive Director of Vanguard AG, SteriPlus, Vanguard Medical Services, and Vanguard Iberica, as well as Director of their Business Development for China. He also served as President and CEO Interton USA and Managing Director of Interton International Group from January 2002 to March 2005. The Company believes that Mr. Sagolla’s experience with managing companies and sales in the medical devices and services industry will be an asset to the Company as it seeks to commence operations in the surgical robotics business.

Bernd Gombert, 52, the Company’s Chief Scientist and Technical Officer since August 2, 2012, has founded companies such as LogiCad 3D GmbH (now a subsidiary of the global company Logitech), eStop GmbH (which develops forward-looking brake technologies), as well as the AVRA Medical Technology Center. From approximately 1990 to 2001, he served as head of development at the Institute of Robotics and Mechatronics at German Aerospace, where he was responsible for developments in robotics, power transmission and in medical technology. Mr. Gombert also has approximately 180 international patents and 120 scientific papers as well as numerous awards including the Hermes award, the Rudolf Diesel gold medal and the Federal Cross of Merit with Ribbon of the Federal Republic of Germany for his outstanding engineering achievements. The Company believes that Mr. Gombert’s experience as a developer and businessman in the mechatronics and innovative systems industry will be beneficial to the Company as it seeks to develop its surgical robotics business.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We changed our name to “AVRA Surigical Robotics, Inc.” by filing a Certificate of Ownership and Merger with the Office of Secretary of State of Delaware on August 3, 2012. The name change was effected by merging AVRA Surgical Robotics, Inc., our wholly owned subsidiary, with and into the registrant, pursuant to which the Company survived but adopted the name of the subsidiary. The merger and the resulting change of our name were approved by the unanimous written consent of our Board on August 3, 2012.

Item 5.06	Change in Shell Company Status.

Effective upon the appointments of Stephan Sagolla and Bernd Gombert, the Company has determined to commence operations in the business of designing, developing and manufacturing surgical robotic systems either through a potential business combination in this industry or by entering into a joint development agreement with another entity in this industry. In furtherance of this new business, the Company has appointed new management, entered into an employment agreement and changed its name, each as more specifically described in Items 1.01 and 5.03, respectively, which are incorporated by reference herein. As a result of the foregoing actions, we have commenced operations as a surgical robotics business and, therefore, no longer constitute a shell company as defined in Rule 12b-2 under the Exchange Act.

Item 9.01	Financial Statement and Exhibits.

(d)          Exhibits

Exhibit No.	Description

3.1	Certificate of Ownership and Merger filed with the Office of Secretary of State of Delaware on August 3, 2012

10.1	Form of Employment Agreement with Stephan Sogalla, dated August 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVRA SURGICAL ROBOTICS, INC.

Date: August 7, 2012	By:	/s/ Barry F. Cohen
Barry F. Cohen, President